EXHIBIT 99.1


[AHM LOGO]


FOR IMMEDIATE RELEASE
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          American Home Mortgage to Acquire Waterfield Financial Corp.


Melville, NY - January 13, 2006 - American Home Mortgage Investment Corp. (NYSE:
AHM), announced today that it has signed a definitive agreement to acquire Waterfield Financial Corporation, a subsidiary of Union Federal Bank of Indianapolis, which includes 46 retail, wholesale and correspondent mortgage loan production branches in 16 states.

In conjunction with the transaction, American Home expects to purchase 100% of the capital stock of Waterfield Financial at a purchase price equal to the book value of Waterfield's net assets on the closing date of the acquisition. Waterfield's primary assets are newly originated loans carried at the lower of cost or market which American Home expects to sell shortly after the acquisition is consummated. In addition, Waterfield has a nominal amount of fixtures and other property associated with its loan production businesses that will remain on American Home's books. The acquisition of Waterfield is expected to close in January 2006, and is subject to customary closing conditions. American Home expects the acquisition of Waterfield to increase American Home's loan volume and to have a limited accretive affect on earnings. Potential benefits from the transaction however are difficult to quantify and will depend on a number of factors.

Michael Strauss, American Home's Chairman and Chief Executive Officer, commented, "The acquisition of Waterfield is consistent with American Home's ongoing strategy of expanding our origination franchise through low-cost acquisitions. I am highly impressed with the strong management and sales teams at Waterfield, which has a long history of industry leadership. I am very pleased to welcome Waterfield into our corporate family.

I appreciate that the timing of American Home's acquisition of Waterfield is awkward given our company's news release yesterday indicating that we expect to earn only a small profit in the fourth quarter of 2005. We have been attempting to negotiate terms to enable us to acquire Waterfield for some time, and it is unfortunate that an agreement was reached nearly coinciding with our determination that it was necessary to lower our earnings guidance. Still, I am glad for the opportunity to expand our production business through a book value acquisition of a proven franchise, and I believe Waterfield will further strengthen our company."

American Home Mortgage Investment Corp. is a mortgage real estate investment trust (REIT) focused on earning net interest income from self-originated mortgage-backed securities, and through its taxable subsidiaries, from originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and correspondents and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward- looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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CONTACT:

Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com